Exhibit 23.3
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this registration statement on Form S-8 of our report dated March 27, 2007 relating to the financial statements of Gulfstream Natural Gas System, L.L.C. as of December 31, 2006 and 2005 and for each of the three years in the period ended December 31, 2006, appearing in the Registration Statement No. 333-141687 on Form S-1 of Spectra Energy Partners, LP.
/s/ Deloitte & Touche LLP

Houston, Texas
July 2, 2007